UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

To reduce the risk of a potential adverse effect on the ability of United Continental Holdings, Inc. (“UAL”) to use its net operating loss carryforwards for federal income tax purposes, UAL’s Amended and Restated Certificate of Incorporation (the “Charter”) contains a 5% ownership limitation of UAL common stock. This limitation expires on February 1, 2017 (or until such later date as may be approved by the Board in its sole discretion) or upon the occurrence of certain events specified in the Charter. The Company has determined that the event specified in Article Fourth, Part V, Section 5.2(D) of the Charter has occurred. As a result, the 5% ownership limitation has become inoperative as of October 24, 2016. For additional information regarding the 5% ownership limitation, please refer to Article Fourth, Part V, Section 5 of the Charter, which is filed as Exhibit 3.1 to UAL’s Form 8-K filed with the SEC on October 1, 2010 (Commission file number 001-06033).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Jennifer L. Kraft
Name:	Jennifer L. Kraft
Title:	Deputy General Counsel and Secretary

Date: October 24, 2016